ITEM 77Q(a)
?
COPIE
S OF
ALL
MATE
RIAL
AMEN
DMEN
TS TO
THE
REGIS
TRAN
T?S
CHAR
TER
OR BY-
LAWS




FEDERATED
INSTITUTIONAL
TRUST

Amendment No.
12
DECLARATION
OF TRUST
dated June 9, 1994

	THIS
Declaration of
Trust is amended
as follows:

	Delete the
first paragraph of
Section 5 in
Article III from the
Declaration of
Trust and
substitute in its
place the
following:

	?S
ect
ion
5.
Est
abl
ish
me
nt
an
d
De
sig
nat
ion
of
Ser
ies
or
Cla
ss.
	Without
limiting the
authority of the
Trustees set forth
in Article XII,
Section 8, inter
alia, to establish
and designate any
additional Series
or Class or to
modify the rights
and preferences of
any existing Series
or Class, the Series
and Classes of the
Trust shall be and
are established and
designated as:

Federated
G
o
v
e
r
n
m
e
n
t
U
l
t
r
a
s
h
o
r
t
D
u
r
a
t
i
o
n
F
u
n
d
Class A Shares
Institutional
S
h
a
r
e
s
Service Shares
Federated
I
n
s
t
i
t
u
t
i
o
n
a
l
H
i
g
h
Y
i
e
l
d
B
o
n
d
F
u
n
d
Institutional
S
h
a
r
e
s
Federated Short-
I
n
t
e
r
m
e
d
i
a
t
e
T
o
t
a
l
R
e
t
u
r
n

B
o
n
d
F
u
n
d
(formerly,
F
e
d
e
r
a
t
e
d
I
n
t
e
r
m
e
d
i
a
t
e
G
o
v
e
r
n
m
e
n
t
/
C
o
r
p
o
r
a
t
e
F
u
n
d
)
Class A Shares
Class R Shares
Institutional
S
h
a
r
e
s
Service Shares

	The
undersigned
hereby certify that
the above stated
Amendment is a
true and correct
Amendment to the
Declaration of
Trust, as adopted
by the Board of
Trustees on the
14th day of
November, 2013,
to become
effective on
January 31, 2014.

	Wit
ness the due
execution
this 14th day
of
November,
2013.



/s/ John F. Donahue
/s/ Charles F. Mansfield, Jr.
John F. Donahue
Charles F. Mansfield, Jr.




/s/ John T. Collins
/s/ Thomas M. O?Neill
John T. Collins
Thomas M. O?Neill




/s/ J. Christopher Donahue
/s/ P. Jerome Richey
J. Christopher Donahue
P. Jerome Richey




/s/ Maureen Lally-Green
/s/ John S. Walsh
Maureen Lally-Green
John S. Walsh




/s/ Peter E. Madden

Peter E. Madden